EXHIBIT 31.3
CERTIFICATION

I, Michael H. Braun, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of FedNat Holding Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[Omitted]

4.	[Omitted]

5.	[Omitted]

FEDNAT HOLDING COMPANY

Date: April 30, 2019	By:	/s/ Michael H. Braun

Name:	Michael H. Braun
Title:	Chief Executive Officer
(Principal Executive Officer)